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                                                                  EXHIBIT 10.4-1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into effective as of the 1st day of November, 1995, by and between Demeter BioTechnologies, Ltd., a Colorado corporation (hereinafter referred to as the "Company"), and Richard D. Ekstrom, an individual (hereinafter referred to as the "Employee"). The Company and the Employee are collectively referred to as the "Parties." This Agreement supersedes any and all similar agreements between the Parties in existence prior to this date.

                              W I T N E S S E T H:

     WHEREAS, the Employee is considered by the Company to be a key person in the success of the Company; and

     WHEREAS, it is in the best interest of the Company to employ quality personnel such as the Employee; and

     WHEREAS, the Employee is willing to enter into an employment agreement with the Company in accordance with the conditions hereinafter provided.

     NOW, THEREFORE, for and in consideration of the terms and conditions contained herein, the Parties agree as follows, to-wit:

     1. Definitions. As used in this Agreement:

          a. "Company" means Demeter BioTechnologies, Ltd., its successors and assigns, whether through consolidation, merger, acquisition, sale or otherwise, and any of its present or future subsidiaries, or organizations controlled by, controlling, or under common control with it.

          b. "Confidential Information" means any and all information disclosed or made available to the Employee or known by the Employee as a direct or indirect consequence of, or through, his employment by the Company and not generally known in the industry in which the Company is, or may become, engaged, or any information related to the Company's products, processes, or services, including, but not limited to, information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, or selling.

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          c. "Conflicting Organization" means any person or organization engaged, directly or indirectly, in the research, development, production, marketing or selling of a Conflicting Product.

          d. "Conflicting Product" means any product, process, technology, application, or service of any person or organization, other than the Company, in existence or under development, which resembles, competes with or is marketed or offered for sale or lease to the same or similar potential customers as a product, process, technology, application, or service which is the subject of research, development, production, marketing or selling activities of the Company.

          e. "Inventions" means discoveries, concepts and ideas, whether patentable or not, relating to any present or prospective activities of the Company, including, but not limited to, devices, processes, methods, formulae, techniques, applications, technology and any improvements to the foregoing.

     2. Employment. The Company hereby employs the Employee and the Employee hereby agrees to accept employment with the Company upon the terms and conditions hereinafter set forth.

     3. Term. The Company hereby employs the Employee for a period of three (3) years beginning on the 1st day of November, 1994, and ending on the 30th day of October, 1997, unless sooner terminated as provided in Section 13 (Disability),
Section 14 (Death During Employment) or Section 17 (Termination) of this Agreement; provided, this Agreement may be extended for additional periods, or its terms amended, upon the mutual written agreement of the Parties.

     4. Duties of the Employee. The Employee shall be employed in the capacity of with such duties as are prescribed, from time to time, by the Company.

     5. Working Facilities. The Employee shall be furnished with, or reimbursed for the actual cost of, such facilities, books, equipment and employees suitable to his position and adequate for the performance of his duties and the conduct of the Company's business. The Employee's principal office shall be located in the Raleigh-Durham-Chapel Hill area of North Carolina or at such other location as otherwise mutually agreed upon; provided, however, the Employee agrees to do such traveling as is required to carry out the Employee's duties under this Agreement.

     6. Compensation. Beginning on the 1st day of November 1994, the Employee shall be paid the sum of ten thousand dollars ($10,000) per month, which may be adjusted upward, but not downward, in the discretion of the Company (the "Base Salary"). The Base Salary shall be paid in equal monthly or other installments in accordance with the Company's general practice. In the event that there is a change in the ownership or effective control of the Company, or of a substantial portion of its assets, and on that date, the Employee shall be paid an amount equal to 200 percent of the Employee's average annual compensation (Base Salary plus cash bonuses) for

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the period that this Agreement has been in effect as a bonus. A change in ownership shall be deemed to have occurred on the date that any person, or more than one person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by the person or group, possesses more than 50 percent of the total fair market value or total voting power of the Company's stock. The Employee shall be entitled to any such additional compensation as may be set forth elsewhere in this Agreement or in an exhibit to this Agreement.

     7. Stock Option. Upon execution of this Agreement, the Employee shall have the option to purchase 200,000 shares of the Company's free trading common stock at $.15 per share from the Company. On each of the next two annual dates from the effective date of this Agreement, the Employee shall have the option to purchase an additional 200,000 shares of the Company's free trading common stock at $.15 per share from the Company, but only if the Employee is still employed by the Company or has been terminated by the Company without cause. These options shall expire five years from the effective date of this Agreement.

     8. Relocation Expenses. The Company and the Employee shall negotiate reimbursement of relocation when the Company, and the Employee agree that Relocation is in the best interest of the Company.

     9. Right to Participate. The Employee shall have the right to participate in any employee health/dental, disability, life insurance, pension, profit sharing, 401(k), stock option, deferred compensation or other benefit plans adopted by the Company. If the Employee is or becomes a director or an officer of the Company, the Employee shall be named a beneficiary under the Company's Director and Officer Liability Policy.

    10. Vacation. The Employee shall be entitled to twenty (20) working days vacation each calendar year, with continuation of compensation during such vacation period. For purposes hereunder, the term "working days" refers to Monday through Friday, exclusive of weekends and holidays observed by the Company. Vacations may be taken at such times and in such manner desired by the Employee if the taking of such vacation does not interfere with the efficient administration of the affairs of the Company. Unused vacation days may not be carried over into the next calendar year nor will the Employee receive compensation for unused vacation days.

    11. Right to Inventions. With respect to all Inventions made or conceived by the Employee, whether or not during the hours of his employment or with the use of Company facilities, materials or personnel, either solely or jointly with others, during the term of his employment by the Company and for a period of two years after any termination of such employment, and without royalty or any other consideration:

          a. Reports. The Employee shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved. A report shall also be submitted by the Employee upon completion of any study or research project undertaken on the Company's behalf, whether or not in the Employee's opinion a given study or project has resulted in an Invention.

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          b. Assignment. The Employee hereby assigns and agrees to assign to the
     Company all of his rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign letters patent and resulting letters patent.

          c. Patents. At the Company's request and expense, the Employee shall execute such documents and provide such assistance as may be deemed necessary by the Company to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

     12.  Disclosure of Confidential Information

          a. Confidentiality. Except as required in the performance of his duties during the term of his employment by the Company, the Employee shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish, or otherwise make available any Confidential Information or any portion thereof. This provision shall remain in effect for a period of two (2) years after any termination of such employment.

          b. Return of Confidential Information. Upon termination of his employment with the Company, all documents, records, notebooks, and similar repositories containing Confidential Information, including copies thereof, then in the Employee's possession, whether prepared by him or others, shall be promptly returned to the Company. If at any time after the termination of employment the Employee determines that he has any Confidential Information in his possession or control, he shall immediately return to the Company all such Confidential Information, including all copies and portions thereof.

          c. Waiver. The Employee waives any and all rights to claim that any discoveries, concepts, ideas, structures, processes, methods, formulae, technology, or techniques have been made, acquired, conceived or reduced to practice by him prior to his employment with the Company and are not subject to the terms and conditions of this Agreement.

          d. Restrictive Covenants. For a period of two years after termination of his employment with the Company, the Employee will not render services, directly or indirectly, to a Conflicting Organization, except that the Employee may accept employment with a Conflicting Organization if the Company receives, prior to the Employee's accepting such employment, separate written assurances, satisfactory to the Company, from such Conflicting Organization and from the Employee that the Employee will not render services directly or indirectly in connection with any Conflicting Product.

     13. Disability. To the extent not covered by the Company's disability insurance, if any, if the Employee is unable to perform his services during the term of this Agreement by reason of illness or incapacity, he shall receive his full compensation during the first four (4) months of such disability, to the extent not covered by the Company's disability insurance, if any. If such disability should continue for longer than four (4) months, the compensation otherwise payable to

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the Employee during the continued period of disability shall be reduced by fifty percent (50%) provided such continued period of disability lasts no longer than six (6) months. The Employee's full compensation shall be reinstated upon his return to employment and the discharge of his full duties hereunder. This provision shall not be operative until all benefits under the Company's long-term disability insurance plan, if any, have been calculated and shall not be considered in determining the amount of benefits under any such insurance plan.

     14. Death During Employment. If the Employee dies during the term of this Agreement, this Agreement shall be terminated; provided, however, the Company shall pay to the estate of the Employee any salary which would have otherwise been earned for the balance of the month in which the Employee's death occurred, plus three (3) months additional salary, plus any deferred compensation.

     15. Travel or Accidental Policy Benefits. If the Company is the owner and beneficiary of any disability, accidental death or travel accident insurance policy covering the life or permanent disability of the Employee (other than key man life insurance), one-half of any amounts actually collected under such policy upon the death or permanent disability of the Employee shall be distributed to the person or persons designated as beneficiary by the Employee, or, in the absence thereof, to the Employee's estate (or to the Employee in the event of permanent disability); the remaining one-half of any amounts so collected shall be retained by the Company for its own beneficial use.

     16. Non-Competition. During the term of this Agreement, the Employee shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as advisor, consultant, principal, agent, partner, officer, director, stockholder, employee, representative, spokesman or otherwise, in any phase of the business carried on by the Company at any time. For a period of one year after the termination of this Agreement, Employee shall not solicit anyone who was an employee of the Company, when the Employee's employment with the Company terminated or thereafter, to terminate or refrain from renewing his employment with the Company.

     17. Termination. The Employee may terminate this Agreement upon ninety
(90) days' notice to the Company, at which time the Employee's entitlement to any salary or other benefits hereunder shall cease. The Company may terminate this Agreement, at any time and for any reason, upon ninety (90) days written notice to the Employee. If the Company terminates this Agreement other than for Good Cause, upon the expiration of such 90-day period the Employee shall be paid, in addition to any other compensation set forth in this Agreement, severance pay as liquidated damages in an amount equal to (a) the balance of the Base Salary the Employee would have been paid over the remaining term of this Agreement, or (b) an amount equal to two times the Employee's highest Base Salary, whichever is higher. If the Company terminates this Agreement for Good Cause, upon the expiration of such 90-day period the Employee shall be paid, in addition to any other compensation set forth in this Agreement, severance pay as liquidated damages in an amount equal to not less than $50,000. In any event, this aggregate severance pay shall be reduced by all amounts which the Company is required by law to withhold.

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"Good Cause" shall mean any of the following: an intentional act injurious to the Company, the conviction of a felony, or the commission of an act of moral turpitude.

     18. Consolidation or Merger. In the event of any consolidation or merger of the Company into or with another corporation or entity during the term of this Agreement, such corporation shall assume this agreement and shall be obligated to perform all of its terms and conditions and the Employee's obligations shall continue in favor of such corporation or entity.

     19. Certain Provisions to Survive Termination. Notwithstanding any termination of his employment under this Agreement, the Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of Sections 12 (Disclosure of Confidential Information) and 16 (Non-Competition). It is acknowledged that the Company would be irrevocably damaged if the Employee were to violate the provisions of Sections 12 or 16, and consequently, in addition to all other remedies that may be available to it, the Company shall be entitled to injunctive relief for any actual or threatened violation of such Sections.

     20. Notice. All notices herein shall be in writing and shall be deemed to have been duly given at the time personally delivered or deposited in the United States Mail, postage prepaid, to the address of the respective parties set forth below their signatures hereto, subject to change upon notice to the other party.

     21. Waiver. Failure to insist upon a strict compliance with any of the terms or conditions of this Agreement shall not be deemed a waiver of such terms, or conditions, nor shall any waiver of any term, condition or right of any party at any time be deemed a waiver of any other term, condition or right of any party hereto, nor shall it preclude the party from subsequently asserting or relying upon such term, condition or right.

     22. Severability. The invalidity or enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     23. Modification. There are no verbal understandings between the Parties. This Agreement, including any special terms and conditions as may be set forth any exhibit attached to this Agreement, contains the entire agreement of the Parties and shall not be changed, modified, or terminated, except in writing signed by the Parties.

     24. Construction. This Agreement shall be construed in accordance with the laws of the State of North Carolina.

     25. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee's rights, powers, privileges and immunities under this Agreement shall not be assignable without the prior written consent of the Company.

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     26. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns, whether due to consolidation, merger, acquisition, sale or otherwise.

     27. Arbitration. Any dispute or controversy arising from or relating to this Agreement shall be decided by arbitration in the Raleigh-Durham-Chapel Hill area of North Carolina by the American Arbitration Association, by a panel of three arbitrators mutually acceptable to the Parties, and in accordance with the procedural rules and regulations of that association. At the request of either the Company or the Employee, arbitration proceedings will be conducted in secrecy; in such case, all documents, testimony, and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by the Company, the Employee and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy until such information becomes generally known or until such time as such information becomes known by reason of judicial appeal from or enforcement of the decision of the arbitration.

     IN WITNESS WHEREOF, the Parties have hereunto set their hands on the day and year first above written.

COMPANY:                                       Demeter BioTechnologies, Ltd.


BY: /s/George N. Keeney                        /s/Jesse M. Jaynes
    -------------------                        -------------------------------
    George N. Keeney, III                      Jesse M. Jaynes, Vice President
    Chairman, Compensation Committee           Brightleaf Square, Suite 19D
                                               905 West Main Street (#27)
                                               Durham, North Carolina 27701

EMPLOYEE:

   /s/Richard D. Ekstrom
   ---------------------
                                               Richard D. Ekstrom

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                                   EXHIBIT A

                                       TO

                   EMPLOYMENT AGREEMENT DATED THE 1ST DAY OF
                      NOVEMBER,   1994   BETWEEN   DEMETER
                   BIOTECHNOLOGIES, LTD. (THE "COMPANY") AND
                      RICHARD D. EKSTROM (THE "EMPLOYEE")


                         SPECIAL TERMS AND CONDITIONS

Until such time that Employee relocates to North Carolina, the Company will reimburse the Employee for reasonable commuting expenses and the Employee shall have the use of a Company paid apartment.

Reimbursement for commuting expenses will terminate when the employee's monthly paid base salary is equal to or greater than $14,000.





Dated this 18 day of August, 1996.

DEMETER:                             By: /s/ George N. Keeney
                                        --------------------------

                                     By: /s/ Jesse M. Jaynes
                                        --------------------------

EMPLOYEE:                                /s/ Richard D. Ekstrom
                                        --------------------------

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